UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

January 29, 2008

Date of Report (Date of earliest event reported)

  TRUE PRODUCT ID, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29249	16-1499611
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

      1615 Walnut Street, 3rd Floor

Philadelphia, PA 19103

 (Address of principal executive offices)

(215) 972-1601

(Registrant’s telephone number, including area code)

(Former name or former address,

if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2008 the board of directors of the Registrant accepted the resignation of Li Ning as a director of the Registrant, effective immediately.

Item 8.01.

Other Events.

As was recently confirmed in an English translation,  a representative of the State General Administration for Quality Supervision, Inspection and Quarantine of the People's Republic of China ("AQSIQ"), filed on January 29, 2008 the initial official documents, known as the "Red Hat" documents, to form a new joint venture between the Registrant and AQSIQ to roll out AQSIQ's Chinese National Gas Tank Contract with the Registrant.  Pursuant to its Official Circular in August 2007 to every province and municipality in China, AQSIQ, the Chinese counterpart to the U.S. Consumer Product Safety Commission, has mandated the use of the Registrant’s S-DNA and KMACK anti-counterfeiting and product safety monitoring technology as part of Chinese Government’s National Special Equipment Safety and Security Initiative.  In the first phrase of AQSIQ's National Special Equipment Safety and Security Initiative, the Registrant will apply its S-DNA and KMACK technology to all 130 million liquefied natural gas tanks in China. Per the Red Hat Documents, the term of the new joint venture will be for a total of 30 years.  The latest revenue projections for Registrant’s first 5-years of the National Gas Tank Contract Equipment Ramp up with AQSIQ are anticipated to be approximately US$2 Billion gross, US$1 Billion net.

The New Joint Venture will be known as "China Inspection True Product Technology Inc. Ltd.", although other possible names have been reserved. The New Joint Venture will be owned 70% by Registrant, 12% by China Special Equipment Inspection Association, an association which is part of AQSIQ, and 18% by Beijing Youhong Technology Development Inc. Ltd., a Chinese entity which helped promote the National Gas Tank Contract between the Registrant and AQSIQ.

The Red Hat Documents are the initial official documents that must be filed with the Chinese National Industry and Commerce Administration Office to form the New Joint Venture.  The Red Hat Documents, which were filed with the approval of AQSIQ leadership and by a representative of AQSIQ, officially reflect AQSIQ's continued commitment to both the New Joint Venture and the roll out of AQSIQ's National Gas Tank Contract with the Registrant.

Once China returns from its national Chinese New Year holiday, Chinese lawyers will proceed with the next administrative steps to complete the registration of the New Joint Venture.  A new office is being set up near AQSIQ's office for the New Joint Venture.  The Registrant’s COO and former KMPG executive in China, William Hendricks, will head a Western team of experts knowledgeable both in good manufacturing practices and with China, which will soon fly over to China to commence roll out of the initial phrase of the National Gas Tank Contract for provincial branches in Beijing , Zhejiang, Guangdong, Liaoning, Yunnan, and Chongqing, anticipated to take 6 months.  Upon successful completion of this initial six-month phrase, AQSIQ has advised that it will implement additional government directives specifying the details of the continued roll out of the Company's S-DNA and KMACK technology in the remaining provinces and cities in China. AQSIQ has also discussed extending its mandate to use the Registrant’s technology to applications other than LNG tanks, including, but not limited to, elevator parts, other pressurized

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containers, amusement park equipment, automobile manufacturing equipment, and cell phone batteries.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 19, 2008

TRUE PRODUCT ID, INC.

By:

/s/ William R. Dunavant

Name:

  William R. Dunavant

Title:     Chief Executive Officer